Exhibit 11.1

                         COMDISCO HOLDING COMPANY, INC.
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                      (in thousands except per share data)

Average common shares used in computing earnings (loss) per common and common equivalent share were as follows:

                                                   Three months ended        Six months ended
                                                         March 31,               March 31,
                                                      2005       2004         2005       2004
                                                   -------    -------      -------    -------
Average common shares issued                         4,200      4,200        4,200      4,200
Effect of dilutive options                               -          -           -           -
Average common shares held in treasury                (166)        (3)        (100)        (3)
                                                   -------    -------      -------    -------
  Total                                              4,034      4,197        4,100      4,197
                                                   =======    =======      =======    =======


Net earnings to common stockholders                $10,462    $17,632      $19,780    $31,441
                                                   =======    =======      =======    =======

Net earnings (loss) per common share:
  Earnings (loss) per common share-basic:
    Earnings from continuing operations            $  2.77    $  6.00      $  4.95    $ 12.16
    Earnings (loss) from discontinued
     operations                                      (0.18)     (1.80)       (0.13)     (4.67)
                                                   -------    -------      -------    -------
                                                   $  2.59    $  4.20      $  4.82    $  7.49
                                                   =======    =======      =======    =======

Net earnings (loss) per common share-diluted:
    Earnings from continuing operations            $  2.77    $  6.00      $  4.95    $ 12.16
    Earnings (loss) from discontinued
     operations                                      (0.18)     (1.80)       (0.13)     (4.67)
                                                   -------    -------      -------    -------
                                                   $  2.59    $  4.20      $  4.82    $  7.49
                                                   =======    =======      =======    =======
